                                                                    Exhibit 99.1

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma information set forth below for AT&T gives effect to the MediaOne Group, Inc. (MediaOne Group) and Tele-Communications, Inc. (TCI) mergers as if they had been completed on January 1, 1999, for income statement purposes, and as if the MediaOne Group merger had been completed on March 31, 2000, for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The TCI merger was completed on March 9, 1999, and therefore, TCI is reflected in the March 31, 2000, balance sheet, accordingly there is no pro forma TCI impact on the balance sheet. As a result of the TCI merger, AT&T is accounting for Liberty Media Group
(LMG) under the equity method of accounting because AT&T does not have a controlling financial interest for financial accounting purposes in LMG.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the MediaOne Group merger, AT&T will incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs will generally be recognized by AT&T as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the MediaOne Group merger, and the TCI merger, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of MediaOne Group for an aggregate of approximately 606 million shares of AT&T common stock not including AT&T stock options.

The merger with MediaOne closed on June 15, 2000. AT&T has accounted for the MediaOne Group merger under the purchase method of accounting. Accordingly, AT&T has established a new basis for MediaOne Group's assets and liabilities based upon the fair values and the AT&T purchase price including the costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma condensed financial statements are preliminary and have been made solely for purposes of developing such pro forma condensed financial information.

AT&T currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation of MediaOne Group. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study undertaken by AT&T in conjunction with independent appraisers to determine the fair value of certain of MediaOne Group's assets and liabilities, including intangible assets. Refer to note 3 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

                                      AT&T
                   Unaudited Pro Forma Condensed Balance Sheet
                              As of March 31, 2000
                                  (In millions)

                                                                                                       Pro Forma
                                                                    Historical                         AT&T with
                                                     Historical      MediaOne       Pro Forma          MediaOne
                                                       AT&T(1)        Group(1)     Adjustments           Group
                                                    ----------       --------       ---------          --------
ASSETS:
Cash and cash equivalents .......................    $    102        $ 7,540       $   (345)(3d)       $  7,297
                                                                                     23,573 (6)
                                                                                    (23,573)(3a)
Receivables-net .................................      10,943            374             --              11,317
Other current assets ............................       2,574            160             --               2,734
                                                    ---------      ---------      ---------           ---------
Total current assets ............................      13,619          8,074           (345)             21,348
Property, plant and equipment-net ...............      38,853          5,369             --              44,222
Franchise-net ...................................      32,194             --         18,830(3m)          51,024
Licensing cost-net ..............................       8,578             --             --               8,578
Goodwill-net ....................................       7,390         11,329         14,068(3n)          21,458
                                                                                    (11,329)(3f)
Investment in Liberty Media Group and
 related receivables ............................      41,983             --             --              41,983
Other investments ...............................      21,567         12,334         13,402(3h)          49,560
                                                                                      2,026 (5)
                                                                                        231 (5)
Other assets ....................................       9,498          3,152         (1,500)(4)           9,124
                                                                                     (2,026)(5)
Assets held for sale ............................          --            820           (231)(5)           3,609
                                                                                      3,020 (3i)
                                                    ---------      ---------      ---------           ---------
Total assets ....................................    $173,682        $41,078       $ 36,146            $250,906
                                                    =========      =========      =========           =========

                                   (CONTINUED)

                                      AT&T
                   Unaudited Pro Forma Condensed Balance Sheet
                              As of March 31, 2000
                                  (In millions)

                                                                                                                  Pro Forma
                                                                               Historical                         AT&T with
                                                                Historical      MediaOne        Pro Forma         MediaOne
                                                                 AT&T(1)        Group(1)      Adjustments          Group
                                                              ----------        --------        ---------         --------
LIABILITIES:
Accounts payable .........................................     $   6,401      $     292      $      --           $   6,693
Debt maturing within one year ............................        15,195          1,505         23,573(6)           38,773
                                                                                                (1,500)(4)
Other current liabilities ................................         9,117          1,681             --              10,798
                                                               ---------      ---------      ---------           ---------
Total current liabilities ................................        30,713          3,478         22,073              56,264
Long-term debt ...........................................        23,511         10,179           (124)(3j)         33,566
Deferred income taxes ....................................        23,846          7,998         10,670 (3l)         42,514
Other long-term liabilities and deferred
 credits .................................................         7,827            349             --               8,176
                                                               ---------      ---------      ---------           ---------
Total liabilities ........................................        85,897         22,004         32,619             140,520

Minority interest ........................................         2,378          1,115             21 (3k)          3,514
Company-obligated convertible quarterly
 income preferred securities of a
 subsidiary trust holding solely
 subordinated debt securities of AT&T ....................         4,702             --             --               4,702
Preferred stock subject to mandatory
 redemption ..............................................            --             50            (50)(3g)             46
                                                                                                    46 (3c)

AT&T common stock ........................................         3,147         10,943        (10,943)(3e)          3,753
                                                                                                   606 (3b)
Liberty Media Group Class A common
 stock ...................................................         2,363             --             --               2,363
Liberty Media Group Class B common
 stock ...................................................           206             --             --                 206
Additional paid-in capital ...............................        57,636             --         20,813(3b)          78,449
Retained earnings ........................................         8,553          5,280         (5,280)(3e)          8,553
Other ....................................................         8,800          1,686         (1,686)(3e)          8,800
                                                               ---------      ---------      ---------           ---------
         Total shareowners' equity .......................        80,705         17,909          3,510             102,124

Total liabilities and shareowners' equity ................     $ 173,682      $  41,078      $  36,146           $ 250,906
                                                               =========      =========      =========           =========


      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                        Three Months Ended March 31, 2000
                       (In millions, except share amounts)

                                                                                                               Pro Forma
                                                                          Historical                           AT&T with
                                                           Historical      MediaOne        Pro Forma           MediaOne
                                                             AT&T(1)       Group(1)      Adjustments            Group
                                                           ----------      --------        ---------           --------
Revenue .............................................       $15,901         $  706              $  --          $16,607
Operating Expenses:
Access and other connection .........................         3,588             --                 --            3,588
Cost of services and products .......................         3,915            296                 --            4,211
Selling, general and administrative .................         3,289            171                 --            3,460
Depreciation and amortization .......................         1,934            379                206 (7)        2,373
                                                                                                 (146)(8)
Net restructuring and other charges .................           773             --                 --              773
                                                           --------          -----               ----         --------
         Total operating expenses ...................        13,499            846                 60           14,405
Operating income(loss) ..............................         2,402           (140)               (60)           2,202
Equity earnings from Liberty Media Group ............           942             --                 --              942
Other income(expense) ...............................           296          2,200               (154)(7)        2,342
Interest expense ....................................           589            147                383 (10)       1,124
                                                                                                    5 (7)
Income(loss) before income taxes ....................         3,051          1,913               (602)           4,362
Provision for income taxes ..........................           368            755               (209)(11)         914
                                                           --------          -----               ----         --------
         Net income .................................         2,683          1,158               (393)           3,448
Dividend requirements on preferred stock ............            --             (1)                --               (1)
                                                           --------          -----               ----         --------
Income(loss) attributable to common
 shareowners ........................................       $ 2,683         $1,157              $(393)         $ 3,447
                                                           ========          =====               ====         ========

AT&T Common Stock Group:
Income ..............................................       $ 1,741                                            $ 2,505
Weighted-average shares outstanding
(basic) .............................................         3,185                                              3,791
Basic EPS ...........................................       $  0.55                                            $  0.66

Income ..............................................       $ 1,749                                            $ 2,513
Weighted-average shares outstanding
(diluted) ...........................................         3,256                                              3,871
Diluted EPS .........................................       $  0.54                                            $  0.65

Liberty Media Group:
Basic and Diluted EPS ...............................       $  0.37                                            $  0.37

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
                Unaudited Pro Forma Condensed Statement of Income
                      Twelve months ended December 31, 1999
                       (In millions, except share amounts)

                                                                  Pro Forma
                                                     Historical    Liberty/
                                                       TCI         Ventures           Other TCI
                                     Historical      (Jan-Feb       Group             Pro Forma
                                      AT&T(1)        '99)(1)     Adjustment(2)      Adjustments(9)
                                       -----          -------    -------------      --------------
REVENUE ...........................   $62,600         $1,145          $(204)            $  --
OPERATING EXPENSES:
Access and other
connection ........................    14,686             --             --                --
Cost of services and
products ..........................    14,594            543            (79)               --
Selling, general and
administrative ....................    13,516            677           (260)               --
Depreciation and
amortization ......................     7,439            277            (22)              120

Net restructuring and other
charges ...........................     1,506             --             --                --
                                       ------          -----          -----             -----
  Total operating expenses ........    51,741          1,497           (361)              120
OPERATING INCOME (LOSS) ...........    10,859           (352)           157              (120)


Equity losses from Liberty Media
Group ..............................   (2,022)            --            (68)             (156)
Other income (expense) .............     (387)           356           (321)              (45)

Interest expense ...................    1,765            161            (25)               82


Income (loss) before income taxes...    6,685           (157)          (207)             (403)
Provision (benefit) for income
taxes ..............................    3,257            119           (207)             (111)
                                       ------          -----          -----             -----
Income (loss) ......................    3,428           (276)            --              (292)
Dividend requirements on
preferred stocks ...................       --             (4)            --                --
                                       ------          -----          -----             -----
INCOME (LOSS) ATTRIBUTABLE TO
COMMON SHAREOWNERS .................   $3,428          $(280)         $  --             $(292)
                                       ------          -----          -----             -----

AT&T COMMON STOCK GROUP:
Income .............................   $5,450
Weighted-average shares
outstanding (basic) ................    3,082
Basic EPS ..........................    $1.77

Income .............................   $5,476
Weighted-average shares
outstanding (diluted) ..............    3,152
Diluted EPS ........................    $1.74

Liberty Media Group EPS
Basic and Diluted ..................   $(0.80)





                                                                                      Pro Forma
                                                                                        AT&T
                                                                       MediaOne        With TCI
                                        Pro Forma     Historical      Group Pro           and
                                          AT&T          MediaOne        Forma          MediaOne
                                         With TCI       Group(1)      Adjustments       Group
                                         --------       --------      -----------       -----
REVENUE ...........................       $63,541         $2,695        $    --        $66,236
OPERATING EXPENSES:
Access and other
connection ........................        14,686             --             --         14,686
Cost of services and
products ..........................        15,058          1,069             --         16,127
Selling, general and
administrative ....................        13,933            749             --         14,682
Depreciation and
amortization ......................         7,814          1,248            822 (7)      9,365
                                                                           (519)(8)
Net restructuring and other
charges ...........................         1,506             --             --          1,506
                                          -------         ------        -------        -------
  Total operating expenses ........        52,997          3,066            303         56,366
OPERATING INCOME (LOSS) ...........        10,544           (371)          (303)         9,870


Equity losses from Liberty Media
Group .............................        (2,246)            --             --         (2,246)
Other income (expense) ............          (397)         7,551           (616)(7)      8,038
                                                                          1,500 (4)
Interest expense ..................         1,983            449          1,532(10)      3,984
                                                                             20 (7)

Income (loss) before income taxes..         5,918          6,731           (971)        11,678
Provision (benefit) for income
taxes .............................         3,058          3,217         (1,009)(11)     5,266
                                          -------         ------        -------        -------
Income (loss) .....................         2,860          3,514             38          6,412
Dividend requirements on
preferred stocks ..................            (4)           (77)            46 (12)       (35)
                                          -------         ------        -------        -------
INCOME (LOSS) ATTRIBUTABLE TO
COMMON SHAREOWNERS ................       $ 2,856         $3,437        $    84        $ 6,377
                                          -------         ------        -------        -------

AT&T COMMON STOCK GROUP:
Income ............................       $ 5,102                                      $ 8,623
Weighted-average shares
outstanding (basic) ...............         3,181                                        3,787
Basic EPS .........................       $  1.60                                      $  2.28

Income ............................       $ 5,128                                      $ 8,649
Weighted-average shares
outstanding (diluted) .............         3,299                                        3,914
Diluted EPS .......................       $  1.55                                      $  2.21

Liberty Media Group EPS
Basic and Diluted .................       $ (0.89)                                     $ (0.89)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

   Notes to Unaudited AT&T Pro Forma Condensed Financial Statements

1. These columns reflect the historical results of operations and financial position of the respective companies. AT&T's historical balance sheet as of March 31, 2000, gives effect to the TCI merger.

2. This column reflects the deconsolidation to the equity method of accounting of the historical results of operations for the interests represented by the shares of LMG tracking stock. AT&T accounts for LMG under the equity method because it does not possess a "controlling financial interest" for financial accounting purposes in LMG.

3. This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill). Accordingly, the historical shareowners' equity accounts of MediaOne Group have been eliminated (entry 3e). For the purpose of these pro forma financial statements, consideration has been calculated assuming a mixed cash and stock election pursuant to the terms of the merger agreement of $36.27 per share in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock outstanding at the pro forma balance sheet date. The $36.27 cash consideration per share consisted of $30.85 per share as stipulated in the merger agreement and $5.42 per share representing the maximum amount of additional cash per share that could be paid based on AT&T's stock price being below a predetermined amount. This reflects the actual cash consideration at the time of the closing of the merger on June 15, 2000.

     The AT&T Series E preferred stock to be issued as consideration in exchange for the MediaOne Group Series E preferred stock has been valued as a convertible debt security based on fair value. All outstanding and unvested options to purchase shares of MediaOne Group common stock will vest upon completion of the merger and have been included as consideration assuming a "standard option election" pursuant to the terms of the merger agreement. Under the standard option election, each MediaOne Group optionholder will receive cash and a converted option to purchase AT&T common stock, the fair value of which will be determined by using the Black-Scholes option-pricing model.

     This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill) (in millions, except per share amounts).

         Shares of MediaOne Group common stock to be exchanged for cash and AT&T
           common stock ........................................................           638
         Cash per share........................................................       $  36.27
         Cash consideration for outstanding shares .............................      $ 23,137
         Cash consideration for 28.4 million outstanding options (average cash
           payment per option of $15.35) .......................................      $    436
a. Total cash consideration ....................................................      $ 23,573
   AT&T common stock exchange ratio per share ..................................          0.95
   Equivalent AT&T shares (par value $1) .......................................           606
   AT&T common stock share price based on the average closing price a few days
     before and after the establishment of final consideration .................      $  34.59
   SUB-TOTAL ...................................................................      $ 20,968
   Fair value of AT&T stock options resulting from the conversion of MediaOne
     Group stock options in the merger .........................................      $    451
b. AT&T common stock equity consideration ......................................      $ 21,419
c. Value of AT&T Series E preferred stock to be issued in exchange for
    MediaOne Group Series E preferred stock ....................................            46
d. Merger costs (estimate) .....................................................           345
    TOTAL CONSIDERATION ........................................................      $ 45,383

e. Historical net book value of MediaOne Group .................................       (17,909)
     Pro Forma Adjustments relating to:
f. Existing MediaOne Group intangible assets ...................................        11,329
g. Exchange of MediaOne Group Series E preferred stock .........................           (50)
h. Investments .................................................................       (13,402)
i. Assets held for sale (see note 5) ...........................................        (3,020)
j. Debt ........................................................................          (124)
k. Minority interest in Centaur Funding Corporation ............................            21
l. Deferred tax impacts ........................................................        10,670
m. Franchise intangible ........................................................       (18,830)
n. Preliminary goodwill ........................................................      $ 14,068

A preliminary allocation of the purchase price has been made to certain identifiable tangible assets, the franchise intangible, and liabilities of MediaOne Group, including deferred income tax impacts, based upon information available to the management of AT&T at the date of the preparation of the accompanying pro forma condensed financial statements. Such information includes quoted market prices where available and estimates of fair values provided in conjunction with AT&T's financial advisors. At June 15, 2000, the date of the closing of the merger, preliminary goodwill of $16 billion was recorded. The change in goodwill from March 31, 2000, primarily related to the change in value attributable to certain investments of MediaOne. The total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of MediaOne Group after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises".

Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than franchise/goodwill would have the effect of decreasing net income by $46 million annually ($0.01 per diluted share). Certain restructuring related costs will be recorded by AT&T as a liability upon the closing of the merger in accordance with EITF 95-3 that will result in additional goodwill to be amortized over 40 years.

4. As a result of the termination of the merger agreement between MediaOne Group and Comcast, MediaOne Group paid Comcast a termination fee of $1.5 billion. The termination fee was loaned to MediaOne Group by AT&T and was recorded on MediaOne Group's balance sheet as a note payable to AT&T. The note bears interest at LIBOR plus 0.15% and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger. For the purpose of the pro forma financial statements, the note payable to AT&T has been eliminated in consolidation and the non-recurring charge has been eliminated from the condensed statement of income for the year ended December 31, 1999.

5. MediaOne Group and AT&T intend to divest over a period of time not expected to exceed one year from the date of the closing of the merger certain nonstrategic MediaOne Group assets preliminarily valued at $3,609 million. MediaOne Group currently accounts for these assets as equity method investments. The carrying value of assets no longer intended to be sold of $231 million has been reclassified out of the balance sheet caption "assets held for sale" to "other investments". In addition, other MediaOne investments with a carrying value of $2,026 million have been reclassified out of "other assets" to "other investments" to conform with AT&T's presentation. The remaining assets held for sale have been valued at their expected disposition value ($3,020 million represents the excess of fair value over carrying value).

6. Reflects additional borrowings equal to the cash consideration to be exchanged in the merger. The incremental borrowings are assumed to be short-term indebtedness.

7. Represents the amortization of franchise and goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of MediaOne Group. AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The Chief Accountant's office of the Securities and Exchange Commission (SEC) has notified AT&T that as a result of competitive, technological and regulatory forces, the SEC believes the expiration of the intangible assets associated with the merger could occur sooner than 40 years. The SEC believes a more reasonable amortization period to be in the range of 20 to 25 years. AT&T has considered the views of the SEC but continues to believe that consideration allocated to franchise agreements and goodwill has an indeterminate life that is to be amortized over the maximum period of 40 years under current generally accepted accounting principles. The amortization period for goodwill and franchise intangibles of 40 years is based by AT&T upon the expected useful life of the franchise agreements and value related to the access to homes passed that is integral to AT&T's strategy of providing fully-integrated facilities-based residential communications services on a national basis. The factors considered in determining the appropriate amortization period included the expected life of the associated technology including hybrid fiber optic cable, legal and regulatory considerations, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. If the franchise intangible and goodwill (including cable investments) were amortized over a period of 25 years, AT&T's net income would be reduced annually by $436 million, or $0.11 per diluted share. If the amortization period were 20 years, AT&T's net income would be reduced by $770 million, or $0.20 per diluted share annually. An allocation to customer relationships and other intangible assets with shorter amortization periods will be made, however the amounts are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in note 3, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. An assessment of the useful lives attributable to other assets is not complete. Consideration allocated to MediaOne Group investments has been amortized over the estimated period of benefit preliminarily estimated to range from 20 to 30 years. Interest expense accretion on MediaOne Group debt and other mezzanine obligations has been recognized over the remaining life of the debt.

8. Gives effect to the elimination of MediaOne Group historical amortization expense.

9. Represents TCI merger purchase accounting adjustments. These adjustments include the amortization of the excess of the purchase price over the net assets acquired and incremental interest expense on additional borrowings. The TCI merger closed on March 9, 1999.

10. Represent the recognition of incremental interest expense on the additional borrowings incurred to fund the cash consideration to be exchanged in the merger (see note 6). Interest expense was calculated using an interest rate of 6.50%. The interest rate reflects the 90-day commercial paper rate in effect as of June 15, 2000, the closing date of the merger.

11.  Reflects the statutory tax effect of the pro forma adjustments.

12. Gives effect to the elimination of dividend requirements on MediaOne Group Series C preferred stock, which were redeemed in the third quarter of 1999 and MediaOne Group Series D preferred stock which were converted into MediaOne Group common stock in the fourth quarter of 1999.